UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2011

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah	84108
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On March 7, 2011, Huntsman International LLC (“HI”), a wholly-owned subsidiary of Huntsman Corporation (“HC”), entered into a Sixth Amendment (the “Amendment”) to Credit Agreement dated as of August 16, 2005 (as amended, the (“Credit Agreement”) with JPMorgan Chase Bank, N.A., as Administrative Agent, and the other financial institutions party thereto (the “Lenders”).

The Amendment, among other things, extends the stated maturity date of $650 million aggregate principal amount of HI’s Term B loan facility (the “Extended Term B Loans”) from April 19, 2014 to April 19, 2017,  increases the interest rate margin with respect to such Extended Term B Loans by 1.0% and makes certain other amendments to the Credit Agreement.  Notwithstanding the stated maturity date, the Extended Term B Loans will accelerate if we do not repay, refinance, or have a minimum level of liquidity available to enable us to refinance or repay HI’s 5 ½ % Senior Notes due 2016 that remain outstanding during the three months prior to the maturity date of such notes.

The Extended Term B Loans will amortize in an amount equal to 1% of the principal amount of the Extended Term B Loans, payable annually commencing on March 31, 2012.  The Amendment also grants HI the right at any time and from time to time to request an extension of any loans of non-extending lenders in the Term B loan facility (the “Non-Extended Term B Loans”) to the stated maturity date of the Extended Term B Loans.

The foregoing does not constitute a complete summary of the terms of the Amendment.  The description of the terms of the Amendment are qualified in their entirety by reference to such agreement, attached hereto as Exhibit 10.1 and incorporated herein by reference.

On March 8, 2011, we issued a press release announcing the completion of the Amendment.  The press release is furnished herewith as Exhibit 99.1.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 is incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description
10.1

Sixth Amendment, dated as of March 7, 2011, to the Credit Agreement, dated as of August 16, 2005, among Huntsman International LLC, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release, dated March 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ Troy M. Keller
Troy M. Keller
Assistant Secretary

Dated: March 9, 2011

INDEX TO EXHIBITS

Exhibit Number	Description
10.1

Sixth Amendment, dated as of March 7, 2011, to the Credit Agreement, dated as of August 16, 2005, among Huntsman International LLC, the lenders from time to time party thereto, and JPMorgan Chase Bank, N.A., as administrative agent.

99.1	Press Release, dated March 8, 2011.